FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 5, 2017

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Second Sight Medical Products, Inc. (the “Company”) entered the South Korean market, implanting two patients with the Company's Argus® II Retinal Prosthesis System ("Argus II") in Seoul. The implants were facilitated by the Company's exclusive distribution partner for Korea, Kisantech Co., Ltd. A second patient in Taiwan also received the Company's Argus II. This surgical procedure was facilitated by Orient Europharma Co., Ltd., the Company's exclusive distribution partner for Taiwan.

On July 5, 2017, the Company issued a press release announcing that Argus II has been first implanted in Korea. A copy of our press release entitled “Second Sight Announces Market Entry into South Korea with Two Implants and Performs Second Implant in Taiwan of Argus II Retinal Prosthesis System”, is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued July 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2017

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer